1 Exhibit 99.1 U.S. CONCRETE ANNOUNCES THIRD QUARTER 2017 RESULTS EULESS, TEXAS – November 3, 2017 – U.S. Concrete, Inc. (NASDAQ: USCR), a leading producer of construction materials in select major markets across the United States, today reported results for the quarter ended September 30, 2017. Third Quarter 2017 Highlights Compared to Third Quarter 2016 • Consolidated revenue increased 7.9% to $354.6 million • Ready-mixed concrete revenue increased 8.6% to $323.6 million • Ready-mixed concrete average sales price improved 3.0% to $136.62 per cubic yard • Aggregate products revenue decreased 5.3% to $21.0 million • Aggregate products average sales price improved 2.7% to $12.25 per ton • Income from continuing operations of $24.3 million compared to $38.1 million • Total Adjusted EBITDA1 increased 1.3% to $54.7 million • Net income per diluted share of $1.45 compared to $2.34 • Adjusted Net Income from Continuing Operations per Diluted Share1 of $0.99 compared to $1.19 1 Total Adjusted EBITDA and Adjusted Net Income from Continuing Operations per Diluted Share are non- GAAP financial measures. Please refer to the definitions, reconciliations and other information at the end of this press release. William J. Sandbrook, President, Chief Executive Officer and Vice Chairman of U.S. Concrete stated, “Despite significant weather-related challenges, we are pleased to report that U.S. Concrete reached new quarterly highs for both revenue and Adjusted EBITDA in the third quarter of 2017. Our results continue to validate the strength of our market positions, the robustness of our regional construction economies and the operational excellence of our dedicated team members that helped us to produce solid growth in a quarter that was overshadowed by three devastating hurricanes and one of the wettest summers on record in Texas.” Mr. Sandbrook continued, “Our market strategy continues to prove successful and has enabled us to achieve our 27th straight quarter of year-over-year revenue growth and 26th straight quarter of ready-mixed concrete pricing growth. We remain very optimistic for the future as the economic fundamentals across all of our markets continue to indicate a very positive outlook. Our ready-mixed concrete backlog has grown 7.7% since the beginning of the year and we are optimistic

2 about the growth prospects in our markets with construction spending expected to outpace the national average for the next 12-18 months in the San Francisco Bay area, the Dallas-Ft. Worth metroplex and the five boroughs of New York City.” Mr. Sandbrook concluded, “We continue to remain active in the acquisition market with our recently announced acquisitions in Northern California and Philadelphia and plans to acquire Polaris Materials. We are excited about our opportunities for growth both organically and through acquisitions. Our disciplined execution of our strategic growth plan will allow us to capitalize on the solid fundamental growth metrics in our markets and further enhance shareholder value.” THIRD QUARTER 2017 RESULTS COMPARED TO THIRD QUARTER 2016 RESULTS Consolidated revenue increased 7.9% to $354.6 million, compared to $328.6 million in the prior year third quarter. Revenue from the ready-mixed concrete segment increased $25.7 million, or 8.6%, compared to the prior year third quarter, driven by volume and pricing. The Company’s ready-mixed concrete sales volume was 2.4 million cubic yards, up 5.6% compared to the prior year third quarter. We estimate that the inclement weather in Texas resulted in the deferral of approximately 200,000 cubic yards of concrete sales for the quarter. Ready-mixed concrete average sales price per cubic yard increased $3.92, or 3.0%, to $136.62 compared to $132.70 in the prior year third quarter. Ready-mixed concrete material spread increased 2.5% to $67.75 per cubic yard, compared to $66.10 per cubic yard in the prior year third quarter. Ready- mixed concrete backlog at the end of the 2017 third quarter was approximately 7.9 million cubic yards, up 3.2% compared to the end of the prior year third quarter and up 7.7% from the end of 2016. We estimate that the inclement weather in Texas resulted in the deferral of approximately 90,000 tons of aggregate sales for the quarter in addition to downward pressure in our New Jersey market from weather delays and project timing. Aggregate products sales volume was 1.5 million tons, down 5.8% compared to the prior year third quarter. Aggregate products average sales price improved 2.7% to $12.25 per ton in the 2017 third quarter compared to the prior year third quarter. During the 2017 third quarter, operating income decreased $8.4 million to $27.7 million, with an operating income margin of 7.8% compared to 11.0% in the third quarter of 2016. The third quarter of 2017 includes $1.9 million of hurricane- related losses from our U.S. Virgin Islands operations following Hurricanes Irma and Maria, $2.2 million of incremental dredge costs following a specific event at one of our quarries, and the negative impact of weather-related challenges in some of our major markets, including the Dallas/Fort Worth metroplex. On a non-GAAP basis, our consolidated Adjusted Gross Profit increased $2.9 million to $78.0 million in the 2017 third quarter, with an Adjusted Gross Margin of 22.0% compared to 22.9% in the prior year third quarter. Adjusted Gross Margin declined as a result of a change in overall product mix, including the negative impact of weather-related delays in some of our major markets that generally produce higher gross margin projects. Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures. Please refer to the definitions, reconciliations and other information at the end of this press release. Selling, general and administrative (“SG&A”) expenses were $30.1 million in the 2017 third quarter compared to $25.1 million in the prior year third quarter. SG&A as a percentage of revenue was 8.5% in the 2017 third quarter compared to 7.6% in the prior year third quarter. We incurred $2.0 million in acquisition-related costs during the third quarter of 2017

3 compared to $1.0 million in the third quarter of 2016 as the Company elevated the scale of its acquisition target profile resulting in increased diligence costs. We also incurred $2.3 million in non-cash stock compensation expense during the third quarter of 2017 compared to $1.6 million in the third quarter of 2016. On a non-GAAP basis, our Adjusted SG&A, which excludes acquisition-related professional fees and non-cash stock compensation expense, was $25.7 million for the 2017 third quarter compared to $22.5 million in the prior year third quarter, reflecting increased personnel-related costs to support our growth. Adjusted SG&A as a percentage of revenue was 7.3% in the 2017 third quarter, compared to 6.9% in the prior year third quarter. Adjusted SG&A and Adjusted SG&A as a percentage of revenue are non-GAAP financial measures. Please refer to the definitions, reconciliations and other information at the end of this press release. During the 2017 third quarter, income from continuing operations was $24.3 million, as compared to $38.1 million in the 2016 third quarter. Total Adjusted EBITDA of $54.7 million in the 2017 third quarter increased $0.7 million compared to the prior year third quarter. Ready-mixed concrete segment Adjusted EBITDA increased $2.2 million to $53.6 million in the 2017 third quarter primarily due to higher volumes and selling prices, despite significant weather-related delays during the quarter. Aggregate products Adjusted EBITDA of $6.2 million in the 2017 third quarter decreased $0.8 million compared to the prior year third quarter primarily related to lower production volumes, including the impact of weather-related delays during the quarter. Total Adjusted EBITDA is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release. For the third quarter of 2017, net income was $24.1 million, or $1.45 per diluted share, compared to net income of $38.0 million, or $2.34 per diluted share, in the third quarter of 2016. Adjusted Net Income from Continuing Operations was $16.5 million, or $0.99 per diluted share in the third quarter of 2017, compared to $19.3 million, or $1.19 per diluted share, in the prior year third quarter, including the impact of a normalized tax rate of 40% in both periods. Adjusted Net Income from Continuing Operations in the third quarter of 2017 excludes $13.1 million in non-cash derivative related income resulting from fair value changes in the Company's outstanding warrants, which also reflects their expiration on August 31, 2017, compared to non-cash derivative related income of $21.8 million during the third quarter of 2016. In addition, Adjusted Net Income from Continuing Operations in the third quarter of 2017 excludes $1.9 million of hurricane related losses and $2.2 million of incremental dredge costs following a specific event at one of our quarries. Adjusted Net Income from Continuing Operations is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release. FIRST NINE MONTHS OF 2017 RESULTS COMPARED TO FIRST NINE MONTHS OF 2016 Consolidated revenue for the first nine months of 2017 increased 17.1% to $994.7 million, versus $849.4 million in the comparable prior year period driven by higher volume and pricing in both ready-mixed concrete and aggregate products. Revenue from the ready-mixed concrete segment increased $138.7 million, or 18.0%, compared to the prior year period. Aggregate products revenue increased $5.2 million, or 9.1%, compared to the prior year period.

4 During the first nine months of 2017, operating income increased $15.9 million to $79.3 million, with an operating income margin of 8.0% compared to 7.5% in the prior year period. On a non-GAAP basis, our consolidated Adjusted Gross Profit increased $43.8 million to $218.8 million for the first nine months of 2017, with an Adjusted Gross Margin of 22.0% compared to 20.6% in the prior year period. Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures. Please refer to the definitions, reconciliations and other information at the end of this press release. For the first nine months of 2017, net income was $28.6 million compared to net income of $24.5 million for the first nine months of 2016. During the first nine months of 2017, income from continuing operations was $29.1 million compared to $25.0 million in the first nine months of 2016. Income from continuing operations as a percentage of revenue was 2.9% in the first nine months of 2017, which was flat to the prior year period. For the first nine months of 2017, Total Adjusted EBITDA of $148.8 million increased by $35.1 million versus $113.7 million in the comparable prior year period. Total Adjusted EBITDA as a percentage of revenue was 15.0% in the first nine months of 2017, compared to 13.4% in the prior year period. Ready-mixed concrete segment Adjusted EBITDA increased by $33.0 million to $144.8 million in the first nine months of 2017, compared to the prior year period. Aggregate products segment Adjusted EBITDA increased by $3.8 million to $18.9 million in the first nine months of 2017, compared to the prior year period. Total Adjusted EBITDA is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release. BALANCE SHEET AND LIQUIDITY Net cash provided by operating activities in the third quarter of 2017 was $31.1 million compared to net cash provided by operating activities in the prior year third quarter of $56.8 million. The reduction in net cash provided by operating activities in the third quarter of 2017 primarily related to changes in working capital. The Company’s Adjusted Free Cash Flow in the third quarter of 2017 was $16.4 million, which reflects the impact of working capital changes and increased purchases of property, plant and equipment, compared to $50.3 million in the prior year third quarter. During the third quarter of 2017, the Company invested approximately $9.5 million for the purchase of a property with additional aggregate reserves adjacent to an existing quarry in New Jersey. Adjusted Free Cash Flow is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release. At September 30, 2017, the Company had cash and cash equivalents of $248.3 million and total debt of $688.4 million, resulting in Net Debt of $440.1 million. Net Debt increased by $66.6 million from December 31, 2016, largely as a result of $45.5 million of equipment financing incurred during the first nine months of 2017. The Company had a maximum of $245.8 million of unused availability under its revolving credit facility at September 30, 2017. Net Debt is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release.

5 CONFERENCE CALL AND WEBCAST DETAILS U.S. Concrete will host a conference call on Friday, November 3, 2017 at 10:00 a.m. Eastern time (9:00 a.m. Central), to review its third quarter 2017 results. To participate in the call, please dial (877) 312-8806 – Conference ID: 8996328 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A live webcast will be available on the Investor Relations section of the Company's website at www.us-concrete.com. Please visit the website at least 15 minutes before the call begins to register, download and install any necessary audio software. A replay of the conference call and archive of the webcast will be available shortly after the call on the Investor Relations section of the Company’s website at www.us-concrete.com. ABOUT U.S. CONCRETE U.S. Concrete serves the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and aggregate products. The Company has 162 standard ready-mixed concrete plants, 17 volumetric ready-mixed concrete facilities, and 17 producing aggregates facilities. During 2016, U.S. Concrete sold approximately 8.1 million cubic yards of ready-mixed concrete and approximately 5.6 million tons of aggregates. For more information on U.S. Concrete, visit www.us-concrete.com. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This press release contains various forward-looking statements and information that are based on management's beliefs, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the expansion of the business; the opportunities and results of our acquisitions; the prospects for growth in new and existing markets; encouraging nature of volume and pricing increases; the business levels of our existing markets; ready-mixed concrete backlog; ability to maintain our cost structure and monitor fixed costs; ability to maximize liquidity, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; results of litigation; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2016. (Tables Follow)

6 U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in thousands, except per share amounts) Three Months Ended September 30, Nine Months Ended September 30, 2017 2016 2017 2016 Revenue $ 354,628 $ 328,588 $ 994,687 $ 849,383 Cost of goods sold before depreciation, depletion and amortization 278,995 253,477 778,328 674,451 Selling, general and administrative expenses 30,056 25,104 86,073 71,447 Depreciation, depletion and amortization 16,593 14,139 48,802 38,795 Change in value of contingent consideration 719 714 2,047 2,325 Impairment of assets 648 — 648 — Loss (gain) on disposal of assets, net (106) (1,003) (496) (1,016) Operating income 27,723 36,157 79,285 63,381 Interest expense, net 10,552 7,635 31,062 19,933 Derivative loss (income) (13,119) (21,772) 791 (6,430) Loss on extinguishment of debt 60 — 60 12,003 Other income, net (1,287) (405) (2,591) (1,412) Income from continuing operations before income taxes 31,517 50,699 49,963 39,287 Income tax expense 7,241 12,577 20,854 14,317 Income from continuing operations 24,276 38,122 29,109 24,970 Loss from discontinued operations, net of taxes (222) (166) (524) (518) Net income $ 24,054 $ 37,956 $ 28,585 $ 24,452 Basic income (loss) per share: Income from continuing operations $ 1.51 $ 2.50 $ 1.85 $ 1.67 Loss from discontinued operations, net of taxes (0.01) (0.01) (0.03) (0.04) Net income per share – basic $ 1.50 $ 2.49 $ 1.82 $ 1.63 Diluted income (loss) per share: Income from continuing operations $ 1.46 $ 2.35 $ 1.75 $ 1.54 Loss from discontinued operations, net of taxes (0.01) (0.01) (0.03) (0.03) Net income per share – diluted $ 1.45 $ 2.34 $ 1.72 $ 1.51 Weighted average shares outstanding: Basic 16,028 15,222 15,745 14,978 Diluted 16,651 16,240 16,633 16,186

7 U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) September 30, 2017 December 31, 2016 (Unaudited) ASSETS Current assets: Cash and cash equivalents $ 248,263 $ 75,774 Trade accounts receivable, net 234,976 207,292 Inventories 45,429 41,979 Other receivables 14,080 8,691 Prepaid expenses 6,328 5,534 Other current assets 1,298 2,019 Total current assets 550,374 341,289 Property, plant and equipment, net 438,789 337,412 Goodwill 147,160 133,271 Intangible assets, net 121,385 130,973 Other assets 1,993 2,457 Total assets $ 1,259,701 $ 945,402 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable $ 123,126 $ 110,694 Accrued liabilities 90,563 85,243 Current maturities of long-term debt 24,938 16,654 Derivative liabilities — 57,415 Total current liabilities 238,627 270,006 Long-term debt, net of current maturities 663,480 432,644 Other long-term obligations and deferred credits 60,833 46,267 Deferred income taxes 14,970 7,656 Total liabilities 977,910 756,573 Commitments and contingencies Stockholders' Equity: Preferred stock — — Common stock 18 17 Additional paid-in capital 317,254 249,832 Accumulated deficit (10,711) (39,296) Treasury stock, at cost (24,770) (21,724) Total stockholders' equity 281,791 188,829 Total liabilities and stockholders' equity $ 1,259,701 $ 945,402

8 U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in thousands) Nine Months Ended September 30, 2017 2016 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 28,585 $ 24,452 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, depletion and amortization 48,802 38,795 Amortization of debt issuance costs 1,515 1,431 Amortization of discount on long-term incentive plan and other accrued interest 530 445 Amortization of premium on long-term debt (1,163) — Derivative loss (income) 791 (6,430) Change in value of contingent consideration 2,047 2,325 Net loss (gain) on disposal of assets (496) (1,016) Loss on extinguishment of debt 60 12,003 Asset impairments 648 — Deferred income taxes 6,863 9,772 Provision for doubtful accounts and customer disputes 3,518 1,421 Stock-based compensation 6,523 5,678 Changes in assets and liabilities, excluding effects of acquisitions: Accounts receivable (30,076) (24,969) Inventories (2,946) (4,376) Prepaid expenses and other current assets 1,565 (1,906) Other assets and liabilities 201 2,168 Accounts payable and accrued liabilities 17,279 32,497 Net cash provided by operating activities 84,246 92,290 CASH FLOWS FROM INVESTING ACTIVITIES: Purchases of property, plant and equipment (33,984) (31,041) Payments for acquisitions, net of cash acquired (56,796) (124,481) Advance for note receivable (8,063) — Proceeds from disposals of property, plant and equipment 1,003 1,920 Proceeds from disposal of businesses 1,305 375 Net cash used in investing activities (96,535) (153,227) CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from revolver borrowings — 128,904 Repayments of revolver borrowings — (173,904) Proceeds from issuance of debt 211,500 400,000 Repayments of debt — (200,000) Premium paid on early retirement of debt — (8,500) Proceeds from exercise of warrants and stock options 2,695 166 Payments of other long-term obligations (7,722) (4,143) Payments for other financing (14,317) (8,880) Debt issuance costs (4,332) (7,786) Other treasury share purchases (3,046) (2,825) Net cash provided by financing activities 184,778 123,032 NET INCREASE IN CASH AND CASH EQUIVALENTS 172,489 62,095 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 75,774 3,925 CASH AND CASH EQUIVALENTS AT END OF PERIOD $ 248,263 $ 66,020

SEGMENT FINANCIAL INFORMATION

Our two reportable segments consist of ready-mixed concrete and aggregate products. Our chief operating decision maker evaluates segment performance and allocates resources based on Adjusted EBITDA. The following tables set forth certain unaudited financial information relating to our continuing operations by reportable segment (in thousands, except average sales price amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2017	2016	2017	2016
Revenue:				
Ready-mixed concrete				
Sales to external customers	$ 323,567	$ 297,858	$ 909,145	$ 770,479
Aggregate products				
Sales to external customers	10,972	12,289	32,305	30,756
Intersegment sales	9,987	9,839	29,244	25,641
Total aggregate products	20,959	22,128	61,549	56,397
Total reportable segment revenue	344,526	319,986	970,694	826,876
Other products and eliminations	10,102	8,602	23,993	22,507
Total revenue	$ 354,628	$ 328,588	$ 994,687	$ 849,383
Reportable Segment Adjusted EBITDA				
Ready-mixed concrete Adjusted EBITDA	$ 53,627	$ 51,394	$ 144,777	$ 111,809
Aggregate products Adjusted EBITDA	$ 6,218	$ 7,005	$ 18,889	$ 15,080

	Three Months Ended September 30,		Year-Over-Year % Change	Nine Months Ended September 30,		Year-Over-Year % Change
	2017	2016		2017	2016	
Ready-Mixed Concrete						
Average sales price per cubic yard	$ 136.62	$ 132.70	3.0 %	$ 135.16	$ 129.64	4.3%
Sales volume in cubic yards	2,366	2,240	5.6 %	6,719	5,929	13.3%
Aggregate Products						
Average sales price per ton	$ 12.25	$ 11.93	2.7 %	$ 12.56	$ 11.78	6.6%
Sales volume in tons	1,502	1,595	(5.8)%	4,277	4,205	1.7%

9

NON-GAAP FINANCIAL MEASURES
(Unaudited)

Total Adjusted EBITDA and Total Adjusted EBITDA Margin

Total Adjusted EBITDA and Total Adjusted EBITDA Margin are non-GAAP financial measures. We define Total Adjusted EBITDA as our income (loss) from continuing operations, excluding the impact of income tax expense (benefit), depreciation, depletion and amortization, net interest expense, loss on extinguishment of debt, derivative loss (income), non-cash change in value of contingent consideration, hurricane-related losses, quarry dredge costs for specific event, non-cash stock compensation expense, acquisition-related professional fees, and officer severance. Acquisition-related professional fees consists of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and does not include fees or expenses associated with post-closing integration of strategic acquisitions. We define Total Adjusted EBITDA Margin as the amount determined by dividing Total Adjusted EBITDA by total revenue. We have included Total Adjusted EBITDA and Total Adjusted EBITDA Margin herein because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use Total Adjusted EBITDA and Total Adjusted EBITDA Margin to monitor and compare the financial performance of our operations. Total Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of Total Adjusted EBITDA may not be comparable to similarly titled measures other companies report. Total Adjusted EBITDA and Total Adjusted EBITDA Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Total Adjusted EBITDA to the most directly comparable GAAP financial measure, which is income (loss) from continuing operations (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2017	2016	2017	2016
Total Adjusted EBITDA Reconciliation				
Income from continuing operations	$ 24,276	$ 38,122	$ 29,109	$ 24,970
Add: Income tax expense	7,241	12,577	20,854	14,317
Income from continuing operations before income taxes	31,517	50,699	49,963	39,287
Add: Depreciation, depletion and amortization	16,593	14,139	48,802	38,795
Add: Interest expense, net	10,552	7,635	31,062	19,933
Add: Loss on extinguishment of debt	60	—	60	12,003
Add/subtract: Derivative loss (income)	(13,119)	(21,772)	791	(6,430)
Add: Non-cash change in value of contingent consideration	719	714	2,047	2,325
Add: Hurricane-related losses	1,894	—	1,894	—
Add: Quarry dredge costs for specific event	2,175	—	2,175	—
Add: Non-cash stock compensation expense	2,270	1,558	6,523	5,678
Add: Acquisition-related professional fees	2,041	1,003	4,868	2,129
Add: Officer severance	—	—	584	—
Total Adjusted EBITDA (non-GAAP)	$ 54,702	$ 53,976	$ 148,769	$ 113,720
Income (loss) from continuing operations margin	6.8%	11.6%	2.9%	2.9%
Total Adjusted EBITDA Margin (non-GAAP)	15.4%	16.4%	15.0%	13.4%

10

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures. We define Adjusted Gross Profit as our income from operations, excluding the impact of depreciation, depletion and amortization ("DD&A"), selling, general and administrative expenses, change in value of contingent consideration, hurricane-related losses in cost of goods sold ("COGS") before DD&A, quarry dredge costs for specific event, and loss (gain) on disposal of assets, net. We define Adjusted Gross Margin as the amount determined by dividing Adjusted Gross Profit by total revenue. We have included Adjusted Gross Profit and Adjusted Gross Margin herein because they are widely used by investors for valuing and comparing our financial performance from period to period. We also use Adjusted Gross Profit and Adjusted Gross Margin to monitor and compare the financial performance of our operations. Adjusted Gross Profit and Adjusted Gross Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, which is operating income (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2017	2016	2017	2016
Adjusted Gross Profit Reconciliation				
Operating income	$ 27,723	$ 36,157	$ 79,285	$ 63,381
Add: Depreciation, depletion and amortization	16,593	14,139	48,802	38,795
Add: Selling, general and administrative expenses	30,056	25,104	86,073	71,447
Add: Change in value of contingent consideration	719	714	2,047	2,325
Add: Hurricane-related losses in COGS before DD&A	880	—	880	—
Add: Quarry dredge costs for specific event	2,175	—	2,175	—
Add/subtract: Loss (gain) on disposal of assets, net	(106)	(1,003)	(496)	(1,016)
Adjusted Gross Profit (non-GAAP)	$ 78,040	$ 75,111	$ 218,766	$ 174,932
Operating income margin	7.8%	11.0%	8.0%	7.5%
Adjusted Gross Margin (non-GAAP)	22.0%	22.9%	22.0%	20.6%

Adjusted SG&A and Adjusted SG&A as a Percentage of Revenue

Adjusted selling, general and administrative ("SG&A") and Adjusted SG&A as a percentage of revenue are non-GAAP financial measures. We define Adjusted SG&A as selling, general and administrative expenses, excluding the impact of non-cash stock compensation expense, acquisition-related professional fees, and officer severance. We define Adjusted SG&A as a percentage of revenue as Adjusted SG&A divided by total revenue. We have included Adjusted SG&A and Adjusted SG&A as a percentage of revenue herein because they are used by investors to compare our SG&A leverage with the performance of other building materials companies. We use Adjusted SG&A and Adjusted SG&A as a percentage of revenue to monitor and compare the financial performance of our operations. Adjusted SG&A and Adjusted SG&A as a percentage of revenue are not intended to be used as an alternative to any measure of our performance under GAAP. The following table reconciles Adjusted SG&A to the most directly comparable GAAP financial measure, which is SG&A (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2017	2016	2017	2016
Adjusted SG&A				
Selling, general and administrative expenses	$ 30,056	$ 25,104	$ 86,073	$ 71,447
Less: Non-cash stock compensation expense	(2,270)	(1,558)	(6,523)	(5,678)
Less: Acquisition-related professional fees	(2,041)	(1,003)	(4,868)	(2,129)
Less: Officer severance	—	—	(584)	—
Adjusted SG&A (non-GAAP)	$ 25,745	$ 22,543	$ 74,098	$ 63,640
SG&A as a percentage of revenues	8.5%	7.6%	8.7%	8.4%
Adjusted SG&A as a percentage of revenues (non-GAAP)	7.3%	6.9%	7.4%	7.5%

11

Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share

Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share are non-GAAP financial measures. We define Adjusted Net Income from Continuing Operations as net income (loss), excluding the impact of loss (income) from discontinued operations, net of taxes, income tax expense (benefit), derivative loss (income), loss on extinguishment of debt, hurricane-related losses, quarry dredge costs for specific event, non-cash stock compensation expense, acquisition-related professional fees, officer severance and non-cash change in value of contingent consideration. We also adjust Adjusted Net Income from Continuing Operations for a normalized effective income tax rate of 40%. We define Adjusted Net Income from Continuing Operations per Diluted Share as Adjusted Net Income from Continuing Operations on a diluted per share basis. Acquisition-related professional fees consists of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and does not include fees or expenses associated with post-closing integration of strategic acquisitions.

We have included Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share herein because they are used by investors for valuation and comparing our financial performance with the performance of other building material companies. We use Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share to monitor and compare the financial performance of our operations. Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share are not intended to be used as an alternative to any measure of our performance in accordance with GAAP.

The following tables reconcile (i) Adjusted Net Income from Continuing Operations to the most directly comparable GAAP financial measure, which is net income (loss) and (ii) Adjusted Net Income from Continuing Operations per Diluted Share to the most directly comparable GAAP financial measure, which is net income (loss) per diluted share (in thousands, except per share amounts).

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2017	2016	2017	2016
Adjusted Net Income from Continuing Operations Reconciliation				
Net income	$ 24,054	$ 37,956	$ 28,585	$ 24,452
Add: Loss from discontinued operations, net of taxes	222	166	524	518
Add: Income tax expense	7,241	12,577	20,854	14,317
Income from continuing operations before income taxes	31,517	50,699	49,963	39,287
Add/subtract: Derivative loss (income)	(13,119)	(21,772)	791	(6,430)
Add: Loss on extinguishment of debt	60	—	60	12,003
Add: Hurricane-related losses	1,894	—	1,894	—
Add: Quarry dredge costs for specific event	2,175	—	2,175	—
Add: Non-cash stock compensation expense	2,270	1,558	6,523	5,678
Add: Acquisition-related professional fees	2,041	1,003	4,868	2,129
Add: Officer severance	—	—	584	—
Add: Non-cash change in value of contingent consideration	719	714	2,047	2,325
Adjusted income from continuing operations before income taxes	27,557	32,202	68,905	54,992
Less: Normalized income tax expense[1]	11,023	12,881	27,562	21,997
Adjusted Net Income from Continuing Operations (non-GAAP)	$ 16,534	$ 19,321	$ 41,343	$ 32,995

(1) Assumes a normalized effective tax rate of 40% in both periods.

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	Three Months Ended September 30,		Nine Months Ended September 30,	
	2017	2016	2017	2016
Adjusted Net Income from Continuing Operations per Diluted Share Reconciliation				
Net income per diluted share	$ 1.45	$ 2.34	$ 1.72	$ 1.51
Add: Loss from discontinued operations, net of taxes per diluted share	0.01	0.01	0.03	0.03
Add: Income tax expense per diluted share	0.43	0.77	1.25	0.89
Income from continuing operations before income taxes per diluted share	1.89	3.12	3.00	2.43
Add/subtract: Impact of derivative loss (income)	(0.79)	(1.34)	0.05	(0.39)
Add: Impact of loss on extinguishment of debt	—	—	—	0.74
Add: Impact of hurricane-related losses	0.12	—	0.12	—
Add: Impact of quarry dredge costs for specific event	0.13	—	0.13	—
Add: Impact of non-cash stock compensation expense	0.14	0.10	0.39	0.35
Add: Impact of acquisition-related professional fees	0.12	0.06	0.29	0.13
Add: Impact of officer severance	—	—	0.04	—
Add: Impact of non-cash change in value of contingent consideration	0.04	0.04	0.12	0.14
Adjusted income from continuing operations before income taxes	1.65	1.98	4.14	3.40
Less: Normalized income tax expense[(1)]	0.66	0.79	1.65	1.36
Adjusted Net Income from Continuing Operations per Diluted Share (non-GAAP)	$ 0.99	$ 1.19	$ 2.49	$ 2.04

(1) Assumes a normalized effective tax rate of 40% in both periods.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is a non-GAAP financial measure. We define Adjusted Free Cash Flow as net cash provided by operating activities less capital expenditures, plus proceeds from the sale of property, plant and equipment, proceeds from disposals of acquired businesses and insurance proceeds from property loss claim. We consider Adjusted Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments. However, Adjusted Free Cash Flow is not intended to be used as an alternative to any measure of our liquidity in accordance with GAAP. The following table reconciles Adjusted Free Cash Flow to the most directly comparable GAAP financial measure, which is net cash provided by operating activities (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2017	2016	2017	2016
Adjusted Free Cash Flow Reconciliation				
Net cash provided by operating activities	$ 31,091	$ 56,772	$ 84,246	$ 92,290
Less: Purchases of property, plant and equipment	(15,292)	(8,108)	(33,984)	(31,041)
Add: Proceeds from disposals of property, plant and equipment	162	1,547	1,003	1,920
Add: Proceeds from the disposal of businesses	432	125	1,305	375
Adjusted Free Cash Flow (non-GAAP)	$ 16,393	$ 50,336	$ 52,570	$ 63,544

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14 Net Debt Net Debt is a non-GAAP financial measure. We define Net Debt as total debt, including current maturities and capital lease obligations, less cash and cash equivalents. We believe that Net Debt is useful to investors as a measure of our financial position. We use Net Debt to monitor and compare our financial position from period to period. However, Net Debt is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table reconciles Net Debt to the most directly comparable GAAP financial measure, which is total debt, including current maturities and capital lease obligations (in thousands). As of As of September 30, 2017 December 31, 2016 Net Debt Reconciliation Total debt, including current maturities and capital lease obligations $ 688,418 $ 449,298 Less: Cash and cash equivalents 248,263 75,774 Net Debt (non-GAAP) $ 440,155 $ 373,524 Net Debt to Total Adjusted EBITDA Net Debt to Total Adjusted EBITDA is a non-GAAP financial measure. We define Net Debt to Total Adjusted EBITDA as Net Debt divided by Total Adjusted EBITDA for the applicable last twelve-month period. We believe that Net Debt to Total Adjusted EBITDA is useful to investors as a measure of our financial position. We use this measure to monitor and compare our financial position from period to period. However, Net Debt to Total Adjusted EBITDA is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table presents our calculation of Net Debt to Total Adjusted EBITDA and the most directly comparable GAAP ratio, which is total debt to last twelve months ("LTM") income from continuing operations (in thousands). Twelve Month Period October 1, 2016 to September 30, 2017 Total Adjusted EBITDA Reconciliation Income from continuing operations $ 13,717 Add: Income tax expense 27,688 Income from continuing operations before income taxes 41,405 Add: Depreciation, depletion and amortization 64,859 Add: Interest expense, net 38,838 Add: Loss on extinguishment of debt 60 Add: Derivative loss 27,159 Add: Non-cash change in value of contingent consideration 4,947 Add: Hurricane-related losses 1,894 Add: Quarry dredge costs for specific event 2,175 Add: Non-cash stock compensation expense 7,944 Add: Acquisition-related professional fees 4,989 Add: Officer severance 584 Total Adjusted EBITDA (non-GAAP) $ 194,854 Net Debt $ 440,155 Total debt to LTM income from continuing operations 50.19x Net Debt to Total Adjusted EBITDA as of September 30, 2017 (non-GAAP) 2.26x Contact: U.S. Concrete, Inc. Investor Relations 844-828-4774 IR@us-concrete.com